SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 23, 2002


                                   AGWAY INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                             2-22791                          15-0277720
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(State or other jurisdiction      (Commission                      (IRS Employer
 of incorporation)                 File Number)             (Identification No.)




333 BUTTERNUT DRIVE, DEWITT, NEW YORK                                      13214
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(Address of principal executive offices)                              (Zip Code)






       Registrant's telephone number, including area code (315) 449-6436





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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

As previously disclosed on March 6, 2002, the Company announced details of a comprehensive plan designed to refocus capital resources on four selected businesses: Animal Feed and Nutrition (the principal operation within the Agriculture segment), Energy Products (Energy segment), Produce, and Agricultural Technologies (operations within the Country Products Group segment). This plan also disclosed our intentions to divest four business operations: Telmark (Leasing segment), Agway Insurance (the principal operation within the Insurance segment), and Agronomy and Seedway (components of the Agriculture segment).

On May 15, 2002, the Company filed its quarterly report on Form 10-Q for the quarter ended March 31, 2002. In that report, we disclosed that we expect the sale of the businesses we intend to divest to occur within the next year following our March 6, 2002 announcement.

Today, the Company is providing an update on the divestment process. The process we have put in place to sell Agway Insurance, Agronomy and Seedway is moving along on schedule. We have had a number of potential buyers express interest in these businesses and our plan is to complete the sale of these businesses within the next year. With respect to the sale of Telmark, after lengthy negotiations, Agway and a potential buyer were unable to reach final agreement on a sale of Telmark. However, the process that we have gone through to date has validated that Telmark is a valuable business and Goldman Sachs & Co. will continue to assist us in exploring strategic alternatives for Telmark.

At this stage, the impact of the delay in the sale of Telmark on our liquidity cannot be predicted with certainty. Our liquidity position and financial condition will be dependent upon: i) financial success in our ongoing operations; ii) continued financial support from our lenders, investors and other creditors; and iii) cash to be generated from the divestment of the above-identified businesses. Based on these changed circumstances, we are reassessing our expectations and will be discussing these changed circumstances with our lenders and creditors. While we expect continued financial support, reduced financial support from our lenders, investors or creditors could have a material adverse effect on our liquidity and our financial condition.






CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Agway is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Agway. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, Agway cautions that, while it believes such assumptions or basis to be reasonable and makes them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Agway. Where, in any forward-looking statement, Agway, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," and "anticipate" and similar expressions identify forward-looking statements.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  AGWAY INC.
                                                  (Registrant)



 Date     MAY 23, 2002
------------------------------
                                         By       /S/ PETER J. O'NEILL
                                           -------------------------------------
                                                     Peter J. O'Neill
                                                   Senior Vice President
                                                     Finance & Control
                                             (Principal Financial Officer and
                                                  Chief Accounting Officer)















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